UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2024

Tapestry, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-8400
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2024, Tapestry, Inc. (the “Company”) issued $750,000,000 aggregate principal amount of 5.100% senior unsecured notes due 2030 (the “2030 Notes”) and $750,000,000 aggregate principal amount of 5.500% senior unsecured notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”). The Notes were issued under an Indenture, dated as of December 11, 2024 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 11, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as trustee.

The 2030 Notes bear interest at a rate of 5.100% per year. Interest on the 2030 Notes is payable semi-annually on March 11 and September 11 of each year, beginning on September 11, 2025. The 2035 Notes bear interest at a rate of 5.500% per year. Interest on the 2035 Notes is payable semi-annually on March 11 and September 11 of each year, beginning on September 11, 2025.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-276823), which became immediately effective upon its filing with the Securities and Exchange Commission (“SEC”) on February 1, 2024. A preliminary prospectus supplement, dated December 3, 2024, was filed with the SEC on December 3, 2024, and a final prospectus supplement, dated December 4, 2024, was filed with the SEC on December 6, 2024.

The Indenture contains covenants limiting the Company’s ability to: (1) create certain liens, (2) enter into certain sale and leaseback transactions and (3) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to important limitations and exceptions as set forth in the Indenture.

The description of the Indenture in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Indenture. Copies of the Base Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 11, 2024, the Company issued a press release announcing the closing of its public offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Base Indenture, dated as of December 11, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.2
First Supplemental Indenture, dated as of December 11, 2024, relating to the 5.100% senior unsecured notes due 2030 and the 5.500% senior unsecured notes due 2035, between the Company and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 5.100% senior unsecured notes due 2030 (included in the First Supplemental Indenture filed as Exhibit 4.2 of this Current Report on Form 8-K).
4.4	Form of 5.500% senior unsecured notes due 2035 (included in the First Supplemental Indenture filed as Exhibit 4.2 of this Current Report on Form 8-K).
5.1	Opinion of Venable LLP.
5.2	Opinion of Latham & Watkins LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
99.1	Closing Press Release, dated December 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2024

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary